UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 31, 2008

Essex Rental Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-52459	20-5415048
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

461 Fifth Avenue, 25th Floor, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 644-3450
Hyde Park Acquisition Corp.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Employment Agreements

On October, 31, 2008, in connection with the closing of the acquisition described in Item 2.01, which we refer to as the Essex Acquisition, Essex Rental Corp. (formerly Hyde Park Acquisition Corp.), or the Company, Essex Holdings LLC, or Holdings, and Essex Crane Rental Corp., or Essex, entered into an employment agreement with each of Ronald Schad, Martin Kroll, William Erwin and William O’Rourke. The material terms of the employment agreements, as well as descriptions of any material relationships with any of the foregoing individuals, have been previously reported in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 8, 2008, which we refer to as the Definitive Proxy.

Escrow Agreements

On October 31, 2008, in connection with the closing of the Essex Acquisition, the Company entered into an Escrow Agreement, which we refer to as the General Escrow Agreement, with KCP Services LLC, or the Seller Representative, and Keybank National Association, as escrow agent. Pursuant to the General Escrow Agreement, an aggregate of 642,093 shares of our common stock collectively owned by Kirtland Capital Partners III L.P., or KCP III, and Kirtland Capital Company III LLC, or KCC III, together with $7,000,000 of the purchase price paid by the Company in the Essex Acquisition were transferred to the escrow agent. The material terms of the General Escrow Agreement have been previously reported in the Company’s Definitive Proxy. The Seller Representative is an affiliate of KCP III and KCC III, which collectively own 2,032,500 shares of our common stock.

On October 31, 2008, in connection with the closing of the Essex Acquisition, the Company also entered into a Compliance Escrow Agreement, pursuant to which $492,225 of the purchase price paid by the Company in the acquisition was transferred to the escrow agent to cover costs anticipated to be incurred by the Company or Essex following the closing with respect to completion of environmental remediation work specified in Schedule A to the Compliance Escrow Agreement.

Amended and Restated Limited Liability Company Agreement of Holdings

On October 31, 2008, in connection with the closing of the Essex Acquisition, the Company entered into the Amended and Restated Limited Liability Company Agreement of Holdings, which we refer to as the New LLC Agreement, with Ronald Schad, Martin Kroll, William Erwin and William O’Rourke. The material terms of the New LLC Agreement, as well as descriptions of any material relationships with any of the foregoing individuals, have been previously reported in the Company’s Definitive Proxy.

Registration Rights Agreement

On October 31, 2008, in connection with the closing of the Essex Acquisition, the Company entered into a Registration Rights Agreement, with Ronald Schad, Martin Kroll, William Erwin and William O’Rourke. The material terms of such Registration Rights Agreement, as well as descriptions of any material relationships with any of the foregoing individuals, have been previously reported in the Company’s Definitive Proxy.

Lock-Up Agreements

On October 31, 2008, in connection with the closing of the Essex Acquisition, each of Ronald Schad, Martin Kroll, William Erwin and William O’Rourke entered into Lock-Up Agreements in favor of the Company with respect to their membership interests in Holdings and the shares of our common stock for which such interests are exchangeable. The material terms of such Registration Rights Agreement, as well as descriptions of any material relationships with any of the foregoing individuals, have been previously reported in the Company’s Definitive Proxy.

The foregoing descriptions of the Employment Agreements, General Escrow Agreement, Compliance Escrow Agreement, New LLC Agreement, Registration Rights Agreement and Lock-Up Agreements, which we refer to collectively as the Material Agreements, do not purport to describe all of the terms of such agreements and are qualified in their entirety by reference to the complete text of the Material Agreements, which are filed as exhibits to this Form 8-K and incorporated herein by reference.

ITEM 2.01. COMPLETION OF AN ACQUISITION OR DISPOSITION OF ASSETS.

In accordance with the purchase agreement entered into on March 6, 2008, and amended on May 9, 2008 and August 14, 2008, by the Company, Essex, Holdings, the members of Holdings and KCP Services LLC, on October 31, 2008, the Company acquired Essex through the acquisition of all of the membership interests of Holdings other than membership interests which were retained by members of Essex’s senior management, each of whom owned membership interests of Holdings prior to the completion of the acquisition, and whom we sometimes refer to collectively as the management members of Holdings or Essex’s senior management.

The ownership interests in Holdings that were retained by the management members of Holdings, or the retained interests, consist of 632,911 Class A Units of Holdings, the parent company of Essex and a subsidiary of the Company, and are exchangeable for an aggregate of 632,911 shares of the Company’s common stock. The retained interests do not carry any voting rights and are entitled to distributions from Holdings only if the Company pays a dividend to its stockholders, in which case a distribution on account of the retained interests will be made on an “as exchanged” basis. Holders of the retained interests have agreed, subject to certain exceptions, not to sell their retained interests in Holdings or their shares of the Company’s common stock issuable upon exchange of such retained interests, for a period of two years following completion of the acquisition. The Company has granted certain registration rights to the existing members of Holdings with respect to the shares of the Company’s common stock issuable upon exchange of the retained interests.

In accordance with the terms of the purchase agreement, the Company paid a net purchase price of $94,395,209, of which $86,902,984 was paid in cash to or for the account of the existing members of Holdings and $7,492,225 funded the General Escrow Agreement and the Compliance Escrow Agreement. The net purchase price represents the gross purchase price of $210,000,000 less the amount of Essex’s indebtedness outstanding as of the closing, the $5,000,000 stated value of the retained interests and the amount of certain other liabilities of Essex as of the closing, as adjusted for Essex’s estimated working capital and crane purchases and sales by Essex as of October 31, 2008. The net purchase price paid to the existing members of Holdings is subject to further adjustment after the closing date based on the Company’s definitive determination of Essex’s working capital.

The Company used $82,118,675 of the proceeds of its initial public offering held in its trust account as of the closing date, as well as $9,278,594 advanced under Essex’s new credit facility described in Item 2.03 of this Form 8-K, to pay the net purchase price in the acquisition. Approximately $18,696,847 of the proceeds of the Company’s initial public offering was retained in the Company’s trust account for the benefit of converting IPO shareholders

Prior to the closing of the Essex Acquisition, the Company was a blank check company, whose objective was to effect a merger, capital stock exchange, acquisition or other similar business combination with an operating business. The following information is provided about the Company and its securities, reflecting the consummation of the acquisition of Holdings and its wholly-owned subsidiary, Essex.

Business

The business of the Company, which is operated by Essex, is described in the Definitive Proxy, in the section entitled “Information about Holdings and Essex” beginning on page 96, which is incorporated herein by reference.

Risk Factors

Risks associated with the Company’s business are described in the Definitive Proxy in the section entitled “Risk Factors” beginning on page 28, which is incorporated herein by reference.

Financial Information

Selected financial information and management’s discussion of financial condition and results of operation of the Company and Holdings are included in the Definitive Proxy in the sections entitled “Selected Historical Financial Information” beginning on page 23, “Selected, Unaudited Pro Forma Consolidated Financial Information of Hyde Park and Holdings” beginning on page 25,“Management’s Discussion and Analysis of Financial Condition and Results of Operations of Holdings” beginning on page 106 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hyde Park” beginning on page 127, which are incorporated herein by reference.

Properties

The Company’s principal executive offices are located at 1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois 60089-1974. The Company’s properties are described in the Definitive Proxy in the sections entitled “Information About Holdings and Essex - Facilities” beginning on page 102 and “Information About Hyde Park - Facilities” beginning on page 126, which are incorporated herein by reference.

Beneficial Ownership of Securities

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of November 5, 2008 by:

•	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock;

•	each of the Company’s officers and directors; and

•	all of the Company’s officers and directors as a group.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not give effect to the redemption of 2,357,736 shares of the Company’s common stock held by the Company’s stockholders who voted against the Essex Acquisition and exercised their conversion rights or 126,583 shares of the Company’s common stock issued to Macquarie Capital (USA), Inc., the Company’s financial advisor in the Essex Acquisition, as part of its fee.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class

Laurence S. Levy	2,876,573	(2)	17.2%

Edward Levy	1,438,288	(3)	8.9%

Daniel Blumenthal	0		0.0%

Ronald Schad	518,986	(4)	3.2%

Martin A. Kroll	75,950	(5)	0.5%

David M. Knott 4485 Underhill Boulevard, Suite 205 Syosset, New York 11791	2,677,000	(6)	17.0%

Ramius LLC 599 Lexington Avenue, 20th Floor New York , New York 10022	2,043,060	(7)	12.9%

Sapling, LLC 505 Fifth Avenue, 23rd Floor New York, New York 10017	1,213,430	(8)	7.7%

JANA Partners LLC 200 Park Avenue, Suite 3300 New York , New York 10166	875,000	(9)	5.6%

Goldentree Asset Management LP 300 Park Avenue, 21st Floor, New York , New York 10022	800,000	(10)	5.1%

Kirtland Capital Partners Ltd. 3201 Enterprise Parkway, Suite 200 Beachwood, Ohio 44122	3,294,700	(11)	20.9%

All directors and executive officers as a group (5 individuals)	4,909,797	(12)	27.6%

(1)	Unless otherwise noted, the business address of each of the following is 461 Fifth Avenue, 25th Floor, New York, New York 10017.

(2)
Includes (i) 450,000 shares of common stock held by NMJ Trust, a trust established for the benefit of Mr. Levy’s minor children, (ii) 3,000 shares of common stock held by Jane Levy, Mr. Levy’s sister and (iii) 977,333 shares of common stock issuable upon exercise of warrants held by Mr. Levy.

(3)	Includes 488,667 shares of common stock issuable upon exercise of warrants held by Mr. Levy.

(4)
Includes 493,670 shares of common stock issuable upon exchange of Class A Units of Holdings, which were issued to Mr. Schad in connection with the Essex Acquisition. Does not include securities of the Company which may be issued to Mr. Schad in accordance with the terms of his employment agreement, which is referred to in Item 1.01 of this Form 8-K.

(5)
Includes 75,950 shares of common stock issuable upon exchange of Class A Units of Holdings, which were issued to Mr. Kroll in connection with the Essex Acquisition. Does not include securities of the Company which may be issued to Mr. Kroll in accordance with the terms of his employment agreement, which is referred to in Item 1.01 of this Form 8-K.

(6)
This information is based solely on the contents of a filing on Schedule 13G/A dated August 20, 2008 David M. Knott, Dorset Management Corporation, Knott Partners, L.P., and Knott Partners Offshore Master Fund, L.P. and a Form 4 filed by David M. Knott on October 31, 2008. Does not include shares of common stock issuable upon exercise of warrants reported in the Form 4 filed by David M. Knott on July 9, 2008.

(7)
Represents shares of Company common stock that may be deemed to be beneficially owned by RCG Baldwin, L.P. (891,030 shares) , RCG Crimson Partners, L.P. (50,000 shares), RCG Enterprise, Ltd (925,430 shares, including 23,900 shares of Company common stock currently issuable upon the exercise of Company units) and RCG PB, Ltd. (176,600 shares, including 6,900 shares of Company common stock currently issuable upon the exercise of Company units). Ramius LLC is the investment manager of RCG Enterprise, Ltd., the sole member of Ramius Advisors, LLC and the general partner of RCG Crimson Partners, L.P. Ramius Advisors, as the general partner of RCG Baldwin, L.P. and as the investment advisor of RCG PB, Ltd. may be deemed to beneficially own the 891,030 shares and the 176,600 shares of Company common stock beneficially owned by RCG Baldwin and RCG PB, Ltd., respectively. C4S & Co., L.L.C., as the managing member of Ramius LLC, may be deemed to beneficially own the 2,043,060 shares of Company common stock beneficially owned in the aggregate by Ramius LLC. Peter A. Cohen, Morgan B. Stark, Thomas S. Strauss and Jeffrey M. Solomon, as the sole managing members of C4S & Co., L.L.C., may be deemed to beneficially own the 2,043,060 shares of Company common stock beneficially owned by C4S & Co., L.L.C. This information is based solely on the contents of a filing of Schedule 13G/A dated April 15, 2008 filed by Ramius LLC, RCG Baldwin, LP, RCG Crimson Partners, LP, RCG Enterprise, Ltd., RCG PB, Ltd., Ramius Advisors, LLC, C4S & Co., LLC, Peter Cohen, Morgan B. Stark, Thomas W. Strauss, and Jeffrey M. Solomon. This information is based solely on the contents of a filing on Schedule 13G/A, dated April 11, 2008. Does not include shares of common stock issuable upon exercise of warrants reported in the Form 4s filed by Ramius LLC, RCG Baldwin, L.P., Ramius Advisors, LLC, RCG PB, Ltd., Ramius Select Equity Fund LP, Ramius Enterprise Master Fund Ltd., C4S & Co., L.L.C., Peter Cohen, Morgan B. Stark, Thomas Strauss and Jeffrey M. Solomon on July 9, 2008.

(8)
This information is based solely on the contents of a filing on Schedule 13G/A dated December 31, 2007 filed by Sapling, LLC, Fir Tree Capital Opportunity Master Fund, L.P. and Fir Tree, Inc, which reports beneficial ownership of 1,515,000 shares, which is equivalent to 9.6% of outstanding common stock.

(9)
This information is based solely on the contents of a filing on Schedule 13G dated April 7, 2008 filed by JANA Partners LLC. Does not Include shares of common stock underlying warrants that may be beneficially owned by JANA Partners LLC.

(10)	This information is based solely on the contents of a filing on Schedule 13G dated December 31, 2007 filed by Goldentree Asset Management LP, Goldentree Asset Management LLC, and Steven A. Tananbaum.

(11)	This information is based on the contents of a filing on Form 4, filed on November 4, 2008 by Kirtland Partners Ltd.

(12)
Includes (i) 1,466,000 shares of common stock issuable upon exercise of warrants held by Messrs. Levy and Levy and (ii) 569,620 shares of common stock issuable to Messrs. Schad and Kroll upon exchange of Class A Units of Holdings, which were issued to Messrs. Schad and Kroll in conection with the Essex Acquisition. Does not include securities of the Company which may be issued to Messrs. Schad and Kroll in accordance with the terms of to their employment agreements, which are referred to in Item 1.01 of this Form 8-K.

All 2,812,500 shares of the Company’s outstanding common stock owned by the Company’s initial stockholders prior to the Company’s initial public offering have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, pursuant to an escrow agreement described below.

Laurence S. Levy and Edward Levy may be deemed to be the Company’s “parents” and “promoters,” as these terms are defined under the Federal securities laws.

Directors and Executive Officers

Information about the Company’s executive officers and directors is set forth in the Definitive Proxy in the sections entitled “The Acquisition Proposal - Directors and Executive Officers Following Completion of the Acquisition” beginning on page 57, “The Acquisition Proposal - Director Independence” beginning on page 58 and “The Acquisition Proposal - Committees of the Board” beginning on page 58, “Interests of Holdings and Essex’s Directors and Officers in the Acquisition” beginning on page 18, which are incorporated herein by reference.

Upon the closing of the Essex Acquisition, Messrs. Schad and Kroll were appointed to serve as members of the Board of Directors of Essex and will serve as the President and Chief Executive Officer and Chief Financial Officer of Essex, respectively.

Executive Compensation

Information about executive compensation is set forth in the Definitive Proxy in the sections entitled “Information About Hyde Park - Executive Compensation” beginning on page 126, “Employment Agreements” beginning on page 89 and “Certain Relationships and Related Transactions” beginning on page 146. See Item 1.01 of this Form 8-K for additional information concerning employment agreements entered into with members of Essex’s senior management.

Certain Relationships and Related Transactions

A description of certain relationships and related transactions is set forth in the Definitive Proxy in the section entitled “Certain Relationships and Related Transactions” beginning on page 146.

Following completion of the Essex acquisition, the Company’s Board of Directors determined that Messrs. Levy, Levy and Blumenthal, who together represent a majority of the Company’s Board following the acquisition, satisfy the independence requirements of The NASDAQ Stock Market. Such determination was made by the Board of Directors after taking into account all relevant transactions and relationships between each director on the one hand and the Company, the Company’s executive officers and the Company’s independent registered public accounting firm on the other hand, as well as applicable securities laws and regulations.

Legal Proceedings

The Company is not involved in any legal proceedings which are anticipated to have a material effect on its business, financial position, results of operations or liquidity, nor is the Company aware of any proceedings that are pending or threatened which may have a material effect on its business, financial position, results of operations or liquidity. From time to time, Essex is subject to legal proceedings and claims in the ordinary course of business, involving principally workers compensation claims and equipment-related claims. It is expected that these claims would be covered by insurance. Those claims, even if lacking merit, could result in the expenditure of significant financial and managerial resources.

Price Range of Securities and Dividends and Related Stockholder Matters.

Information about the market price, dividends and number of stockholders for the Companies’ securities is set forth in the Definitive Proxy in the section entitled “Price Range of Securities and Dividends” beginning on page 148.

Recent Sales of Unregistered Securities

In August 2006 the Company sold the following shares of common stock without registration under the Securities Act of 1933, as amended:

Stockholders	Number of Shares
Laurence S. Levy	1,800,000
Edward Levy	900,000
Isaac Kier	112,500

Such shares were issued in connection with the Company’s organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were to sold to sophisticated, wealthy individuals or entities. The shares issued to the individuals and entities above were sold at a purchase price of $0.0167 per share. Effective February 2, 2007 and February 5, 2007, the Company’s board of directors authorized a stock dividend of 0.5 shares and 0.25 shares of common stock, respectively, for each outstanding share of common stock on such dates, effectively lowering the purchase price to approximately $0.009 per share.

The shares issued prior to our IPO will be held in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until one year after completion of the Essex Acquisition. Such shares may be released from escrow earlier than that date if, within the first year after the Essex Acquisition, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (i) to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes or (iii) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to such shares.

Description of the Company’s Securities

A description of the Company’s securities can be found in the Definitive Proxy in the section entitled “Description of Hyde Park’s Securities Following the Acquisition” beginning on page 149, which is incorporated herein by reference.

Indemnification of Directors and Officers

The Company’s Amended and Restated Certificate of Incorporation provides that to the extent permitted by the Delaware General Corporation Law, or the DGCL, directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derives an improper personal benefit.

 Section 145 of the DGCL empowers a Delaware corporation to indemnify its officers and directors and specific other persons to the extent and under the circumstances set forth therein.

The Company’s By-laws provide that the Company shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or completed legal proceedings in which such person is involved by reason of the fact that he is or was a director, officer, employee or agent of the Company (or serving in any such capacity with another business organization at the request of the Company) if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, such director, officer, employee or agent may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the Company unless a court determines otherwise.

The Company maintains insurance policies that insure its directors and officers against damages arising out of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as officers and directors.

Financial Statements and Supplementary Data

See Item 9.01 of this Form 8-K, which is incorporated herein by reference.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Financial Statements and Exhibits

See Item 9.01 of this Form 8-K, which is incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On March 6, 2008, Essex and Holdings entered into the Second Amended and Restated Loan and Security Agreement with Textron Financial Corporation, National City Business Credit, Inc. and Sovereign Bank, as Co-Documentation Agents, Wachovia Capital Finance Corporation (Central), as Agent, Wachovia Capital Markets, LLC, as Lead Arranger and Sole Bookrunner, and the financial institutions named therein. On April 30, 2008, this Second Amended and Restated Loan and Security Agreement was amended by Amendment No. 1 To Second Amended and Restated Loan and Security Agreement to reflect the exercise of an option by Essex to increase the maximum aggregate principal amount of the facility provided under the agreement. We refer to the Second Amended and Restated Loan and Security Agreement, including the Amendment No. 1 To Second Amended and Restated Loan and Security Agreement, as the loan agreement. The loan agreement became effective upon the closing of the acquisition on October 31, 2008. The following description describes the material terms of the loan agreement but does not purport to describe all of the terms therein.

The loan agreement provides for a revolving loan and letter of credit facility, or the facility, in the maximum aggregate principal amount of $190,000,000 with a $20,000,000 aggregate principal sublimit for letters of credit. Essex will have the option, within two years after the closing date, to increase the maximum aggregate principal amount of the facility by up to an additional $5,000,000 subject to, among other things, the lenders’ consent. Essex may borrow, repay and reborrow under the facility. Essex’s ability to borrow under the facility is subject to, among other things, a borrowing base calculated based on 85% of eligible accounts and 75% of eligible equipment, subject to reserves. Interest accrues on the outstanding revolving loans under the facility at either a per annum rate equal to the Prime Rate plus .25% or the Eurodollar Rate plus 2.25%, at Essex’s election. Essex will be obligated to pay a letter of credit fee on the outstanding letter of credit accommodations based on a per annum rate of 2.25% per annum. Interest on the revolving loans and fees on the letter of credit accommodations will be payable monthly in arrears. Essex will also be obligated to pay a bank fee to issuers of letters of credit based on a rate per annum equal to .75% in the case of letters of credit in a face amount less than or equal to $1,000,000 and .50% in the case of letters of credit in a face amount greater than $1,000,000. Essex will be obligated to pay an unused line fee on the amount by which the maximum credit under the facility exceeds the aggregate amount of revolving loans and letter of credit accommodations based on a per annum rate of .25%.

Proceeds of the first borrowing under the loan agreement can be used to pay costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of the loan agreement and related agreements, to pay a portion of the purchase price for the acquisition of Essex by the Company and to pay costs, expenses and fees in connection with the acquisition. Proceeds of subsequent borrowings under the loan agreement can be used for general operating and working capital purposes of Essex.

The facility will terminate, and all outstanding principal and accrued and outstanding interest and any other amount due under the facility will be payable upon the earlier of (i) the fifth anniversary of the loan agreement and (ii) an event of default.

The facility has several features similar to credit facilities of this nature, including but not limited to:

Covenants. The facility requires that Essex meet certain financial tests, such as a fixed charge ratio and a fleet utilization ratio measuring the usage of the available number of crane units in any six month period. Essex will have to meet each of these tests only during periods where the monthly average excess availability under the facility is less than $20,000,000 or there is an event of default.

The facility also contains customary covenants and restrictions binding Essex and Holdings, such as limitations on:

•	making capital expenditures (net of equipment sales) in excess of $20,000,000 in the aggregate in any fiscal year,

•	making acquisitions,

•	making investments and loans,

•	declaring and paying dividends and other distributions,

•	redeeming and repurchasing other indebtedness,

•	incurring new indebtedness or liens,

•	making asset sales,

•	entering into mergers or consolidations, and

•	entering into transactions with affiliates.

Guarantee. The indebtedness is guaranteed by Holdings.

Collateral. Essex and Holdings have provided a first priority lien on all of their respective assets to secure their respective obligations under the loan agreement and the guaranty provided by Holdings, including, in the case of Holdings, a pledge of the stock of Essex.

Events of Default. The facility specifies certain events of default, including without limitation:

•	failure to pay principal, interest or fees when due,

•	material inaccuracy of any representation or warranty,

•	material judgments,

•	dissolutions or suspension of business,

•	insolvency and bankruptcy events,

•	material cross defaults with other material indebtedness and material contracts,

•	failure to maintain first priority perfected security interest,

•	invalidity or unenforceability of guarantee or any of the loan documents,

•	ERISA events,

•	change of control,

•	the indictment, or threatened indictment, by any governmental authority of Essex or Holdings under any criminal statute,

•
the commencement, or threatened commencement, of any litigation against Essex or Holdings pursuant to which one of the remedies available would be forfeiture of material collateral or assets necessary for the conduct of business by Essex, and

•	the occurrence of a material adverse effect.

As of the closing of the acquisition on October 31, 2008, the outstanding balance under the facility was approximately $130,731,732. Essex borrowed an additional $9,298,594 under the facility to pay a portion of the net purchase price in the acquisition of Essex and certain expenses associated with the acquisition.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On October 31, 2008, the Company filed an Amended and Restated Certificate of Incorporation, or the Restated Certificate, with the Secretary of State of the State of Delaware. The material terms of the Restated Certificate and the general effect upon the rights of holders of the Company’s common stock have been previously reported in the Definitive Proxy. In addition, the Loan Agreement discussed in Item 2.03 contains limitations on the payment of dividends or distributions by Essex and Holdings which in turn could impact the ability of the Company to pay dividends to its shareholders.

A copy of the Restated Certificate is filed as Exhibit 3.01 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 31, 2008, Ronald Schad and Daniel H. Blumenthal were elected to the Company’s Board of Directors by the existing members of the Company’s Board of Directors. In addition, the Company’s Board of Directors appointed Mr. Schad the President and Chief Executive Officer of the Company. Martin Kroll and Carol Zelinski were appointed the Chief Financial Officer and Secretary of the Company, respectively. Additional information with respect to Messrs. Schad, Kroll and Blumenthal and Ms. Zelinski has been previously reported in the Definitive Proxy.

Upon the closing of the acquisition on October 31, 2008, Laurence Levy and Edward Levy resigned their positions as Chief Executive Officer and President of the Company. Messrs. Levy and Levy will continue to serve on the Company’s Board of Directors.

On October 31, 2008, the Board of Directors established an Audit Committee, a Compensation Committee and a Corporate Governance Committee, which we refer to collectively as the Committees, and adopted a charter with respect to each of the Committees. Additional information about the responsibilities of each of the Committees is set forth in the Definitive Proxy in the section entitled “The Acquisition Proposal - Committees of the Board” beginning on page 58. Mr. Blumenthal, together with Laurence Levy and Edward Levy, the Company’s existing directors, were appointed to the Company’s Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee.

See Item 1.01 of this Form 8-K, which is incorporated herein by reference, for additional information concerning employment agreements of Messrs. Schad and Kroll.

Information about the Company’s executive officers and directors is set forth in the Definitive Proxy in the sections entitled “The Acquisition Proposal - Directors and Executive Officers Following Completion of the Acquisition” beginning on page 57, “The Acquisition Proposal - Director Independence” beginning on page 58, “The Acquisition Proposal - Committees of the Board” beginning on page 58 and “Interests of Holdings and Essex’s Directors and Officers in the Acquisition” beginning on page 18, which are incorporated herein by reference.

Information about the Company’s 2008 Long Term Incentive Plan is set forth in the Definitive Proxy in the section entitled “The Plan Proposal” beginning on page 66, which is incorporated herein by reference.

ITEM 5.03. AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.

On October 31, 2008, the Company filed the Amended and Restated Certificate discussed in Item 3.03 of this Form 8-K.

ITEM 5.06. CHANGE IN SHELL COMPANY STATUS.

As described in Item 2.01, on October 31, 2008, the Company completed the Essex Acquisition. As a result of this transaction, the Company is no longer a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The financial statements of the Company and Holdings included in the Definitive Proxy beginning on page F-1 and the Unaudited Pro Forma Condensed Combined Financial Statements of the Company and Holdings included in the Definitive Proxy beginning on page 130 are incorporated herein by reference.

(d) Exhibits

3.1	Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on October 31, 2008.
10.1	Employment Agreement, dated October 31, 2008, among the Essex Rental Corp (formerly Hyde Park Acquisition Corp.), Essex Crane Rental Corp., Essex Holdings LLC and Ronald Schad
10.2	Employment Agreement, dated October 31, 2008, among Essex Rental Corp. (formerly Hyde Park Acquisition Corp.), Essex Crane Rental Corp. Essex Holdings LLC and Martin Kroll
10.3	Employment Agreement, dated October 31, 2008, among Essex Rental Corp. (formerly Hyde Park Acquisition Corp.), Essex Crane Rental Corp. Essex Holdings LLC and William Erwin
10.4	Employment Agreement, dated October 31, 2008, among Essex Rental Corp. (formerly Hyde Park Acquisition Corp.), Essex Crane Rental Corp. Essex Holdings LLC and William O’Rourke
10.5	Escrow Agreement, dated October 31, 2008 among Essex Rental Corp. (formerly Hyde Park Acquisition Corp.), Seller Representative and Keybank National Association
10.6	Compliance Escrow Agreement, dated October 31, 2008 among Essex Rental Corp. (formerly Hyde Park Acquisition Corp.), Seller Representative and Keybank National Association
10.7
Amended and Restated Limited Liability Company Agreement of Essex Holdings LLC, dated October 31, 2008, among Essex Rental Corp. (formerly Hyde Park Acquisition Corp.), Ronald Schad, Martin Kroll, William Erwin and William O’Rourke

10.8	Registration Rights Agreement, dated October 31, 2008, among Essex Rental Corp. (formerly Hyde Park Acquisition Corp.), Ronald Schad, Martin Kroll, William Erwin and William O’Rourke
10.9	Lock-Up Agreement of Ronald Schad, dated October 31, 2008
10.10	Lock-Up Agreement of Martin Kroll, dated October 31, 2008
10.11	Lock-Up Agreement of William Erwin, dated October 31, 2008
10.12	Lock-Up Agreement of William O’Rourke, dated October 31, 2008

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSEX RENTAL CORP.

Date: November 6, 2006	By:	/s/ Martin A. Kroll
Name: Martin A. Kroll Title: Chief Financial Officer